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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                             MILWAUKEE LAND COMPANY

                                      INTO

                            MILWAUKEE LAND COMPANY I


                        (Under Section 253 of the General
                    Corporation Law of the State of Delaware)


         THE UNDERSIGNED hereby certifies that:

                  1. Milwaukee Land Company (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Iowa.

                  2. The Corporation is the owner of all of the outstanding shares of Milwaukee Land Company I, a business corporation of the State of Delaware ("MLC Delaware").

                  3. The laws of the jurisdiction of organization of the Corporation permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

                  4. The Corporation hereby merges itself into MLC Delaware, with MLC Delaware being the surviving corporation.

                  5. The following resolutions in respect of the merger of the Corporation with and into MLC Delaware were adopted by the Board of Directors of the Corporation on the 12th day of May, 1993:

                  RESOLVED, that the Board of Directors of the Corporation, after full consideration and due deliberation, deem it in the best interest of the Corporation for the Corporation to merge with and into Milwaukee Land
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         Company I, a Delaware corporation ("MLC Delaware") and a wholly-owned subsidiary of the Corporation, pursuant to a Plan of Merger (the "Plan of Merger") presented to the Board of Directors of the Corporation at this meeting; and further

                  RESOLVED, that subject to the receipt of the requisite stockholder approval, the Corporation be merged (the "Merger") with and into MLC Delaware, with MLC Delaware being the surviving corporation (the "Surviving Corporation"), and that all of the estate, property, rights, privileges, powers, and franchises of the Corporation be vested in and held and enjoyed by MLC Delaware as fully and entirely and without change or diminution as the same were before held and enjoyed by the Corporation in its name; and further

                  RESOLVED, that the Board of Directors hereby authorizes the submission of the Merger to the sole stockholder of the Corporation for the approval of such sole stockholder in accordance with the laws of the State of Iowa and of the State of Delaware, and recommends that the sole stockholder of the Corporation approve such Merger; and further

                  RESOLVED, that the appropriate officers of the Corporation are, and each of them hereby is, authorized, in the name and on behalf of the Corporation in its capacity as the sole stockholder of MLC Delaware, to consent to the merger of the Corporation with and into MLC Delaware; and further

                  RESOLVED, that upon the effectiveness of the Merger, each share of the MLC Delaware Common Stock held by the Corporation shall be canceled without any consideration being issued or paid therefor; and further

                  RESOLVED, that upon the effectiveness of the Merger, each share of the Corporation's common stock (the "MLC Iowa Common Stock), issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become
         334.2476 validly issued, fully paid and non-assessable shares of the common stock, par value $0.30 per share (the "MLC Delaware Common Stock"), of MLC Delaware; and further

                  RESOLVED, that upon the effectiveness of the Merger, the Surviving Corporation shall adopt and agree to be bound by the registration of the Corporation as a closed-end, non-diversified management investment company

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         under the Investment Company Act of 1940, as amended, and all applications and orders in connection therewith; and further

                  RESOLVED, that the Board of Directors and the appropriate officers of the Corporation are hereby authorized, empowered and directed to execute all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of the Merger herein provided for, the execution of such instruments, papers and documents to be the conclusive evidence of the authority therefor; and further

                  RESOLVED, that the Corporation shall cause to be filed and/or recorded the documents prescribed by the laws of the State of Delaware (including, without limitation, a certificate of merger), by the laws of the State of Iowa (including, without limitation, articles of merger, a plan of merger and any applications for certificates of authority in any appropriate jurisdictions), and any other filings and/or recordings required by the laws of any other appropriate jurisdictions, and the Corporation shall cause to be performed all necessary acts within the States of Delaware and Iowa and in any other appropriate jurisdiction to carry out or put into effect any of the provisions of the Merger herein provided for; and further

                  RESOLVED, that the appropriate officers of the Corporation are hereby authorized to execute, deliver and perform, in the name and on behalf of the Corporation, the Plan of Merger, the authority for the taking of such action and the execution and delivery of the Plan of Merger to be conclusively evidenced thereby; and further

                  RESOLVED, that the name of the Surviving Corporation shall be changed to be Milwaukee Land Company and the Certificate of Incorporation of the Surviving Corporation shall be amended by deleting in Article FIRST the words "Milwaukee Land Company I" and replacing them with the words "Milwaukee Land Company"; and further

                  RESOLVED, that at any time prior to the effectiveness of the Merger, the Board of Directors of the Corporation may terminate and not proceed with the Merger notwithstanding the prior approval of the Merger by the sole shareholder of the Corporation.

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                  6. The proposed Merger herein certified has been adopted,
approved, certified, executed and acknowledged by the Corporation in accordance with the laws of the State of Iowa.

                  7. The proposed Merger herein certified has been approved by the sole shareholder of the Corporation.

                  8. Upon the effectiveness of the Merger herein provided for, the Certificate of Incorporation of MLC Delaware shall be amended so as to read in its entirety in the form attached hereto as Annex A.

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                  IN WITNESS WHEREOF, we have subscribed this Certificate on the
2nd day of June, 1993 and do hereby affirm, under penalties of perjury, that this Certificate is the act and deed of the Corporation and the statements stated herein are true and correct.


                                          MILWAUKEE LAND COMPANY



                                          By: /s/ Edwin Jacobson
                                             -----------------------------------
                                             Edwin Jacobson
                                             President


ATTEST:



 /s/ Leon Fiorentino
-------------------------------
Leon Fiorentino
Secretary

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                                                                         ANNEX A
                                                                         -------


                          CERTIFICATE OF INCORPORATION

                                       OF

                             MILWAUKEE LAND COMPANY


                  FIRST:  The name of the Corporation is MILWAUKEE LAND COMPANY.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "DGCL").

                  FOURTH: (a) The number of directors constituting the entire board of directors shall be six until otherwise fixed by a majority of the entire board of directors.

                  (b) The board of directors shall be divided into three classes. The directors of each class shall be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years. The term of office for directors in Class I shall expire at the annual meeting of stockholders to be held in 1994, for Class II directors at the annual meeting of stockholders to be held in 1995 and for Class III directors at the annual meeting of stockholders to be held in 1996. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of stockholders, the successors to the directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

                  (c) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any director or the entire board of directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock of the Corporation
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entitled to vote generally in the election of directors, voting together as a single class, cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of section (c) of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

                  (d) The affirmative vote of the holders of at least 80% of the then outstanding shares of capital stock of the Corporation entitled to vote generally on the election of directors, voting together as a single class, is required to amend, repeal or adopt any provision inconsistent with the provisions of this Article Fourth.

                  FIFTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 11,000,000 shares, consisting of (a) 1,000,000 shares of Preferred Stock, par value $1.00 per share, and (b) 10,000,000 shares of Common Stock, par value $.30 per share.

                  Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

                  Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware.

                  SIXTH: The name and mailing address of the incorporator are Eric B. Jung, c/o Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153.

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                  SEVENTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in these articles of incorporation, By-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any by-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

                  EIGHTH: No action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice or without a vote of stockholders, all as provided in the By-laws of the Corporation.

                  NINTH: The Corporation shall indemnify, to the full extent permitted by Section 145 of the DGCL and the By-laws of the Corporation, all persons whom it may indemnify pursuant thereto; provided, however, that for so long as the Corporation is registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended (the "1940"), the indemnification provided pursuant to this Article Ninth shall not be available to any person to the extent such indemnification is inconsistent with the provisions of the 1940 Act and the rules and regulations thereunder.

                  TENTH: Subject to the last sentence of this Article Tenth, no director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of Title 8 of the Delaware Code (relating to the DGCL) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Tenth nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Tenth, shall eliminate or reduce the effect of this Article Tenth in respect of any matter occurring, or any cause of action, suit, or claim that, but, for this Article Tenth would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. Notwithstanding the foregoing, for so long as the Corporation is registered with the Securities and Exchange Commission as an investment company under the 1940 Act, the provisions of this Article Tenth shall not relieve any director from any liability to the extent that such relief would be inconsistent with the 1940 Act and the rules and regulations thereunder.

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